ARHAUS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

Achieves Full Year Records for Revenue and Earnings

BOSTON HEIGHTS, Ohio—March 30, 2022—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights
•Net revenue increased 46.3% to $238 million
•Comparable Growth(1) of 40.5%
•Net and Comprehensive Income of $7 million
•Adjusted Net Income of $17 million
•Adjusted EBITDA increased 14.0% to $33 million

Full Year 2021 Highlights
•Net revenue increased 57.1% to $797 million
•Comparable Growth(1) of 51.0%
•Net and Comprehensive Income of $37 million
•Adjusted Net Income of $83 million
•Adjusted EBITDA increased 77.0% to $123 million

Full Year 2022 Outlook Highlights
•Net revenue of $1,130 million to $1,170 million
•Comparable Growth(1) of 35% to 45%
•Net and Comprehensive Income of $70 million to $80 million
•Adjusted EBITDA of $145 million to $155 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“2021 was a monumental year for Arhaus. In addition to our record financial performance, we achieved significant operational accomplishments this past year including the opening of a nearly 500,000 square foot distribution center and upholstery production facility in North Carolina, the start of a 230,000 square foot expansion of our distribution and corporate office facility in Ohio, the launch of a new website to enhance our client experience and analytic capabilities, and our transition to a public company with the November initial public offering of our Class A common stock. I am so proud of all that our team accomplished in 2021, and we are even more excited about the significant opportunities that lie ahead.

“2022 is off to a strong start and we feel well positioned to deliver on our financial and operational goals in 2022. Supply chain constraints are beginning to ease on both the inbound and outbound side and we believe lead times will continue to improve. While raw material and transportation costs continue to be above historical averages, they are in-line with our expectations, positioning us to deliver on our goals for the year.”

Fourth Quarter 2021 Results

Net revenue increased 46.3% to $238 million, compared to $163 million in the fourth quarter of 2020. The increase was driven primarily by increased demand in both Showroom and eCommerce channels as well as the delivery of orders in the backlog as our supply chain continues to catch up with client demand.

Comparable growth(1) in the quarter was 40.5%, compared to 19.6% in the fourth quarter of 2020.

Income (Loss) from operations decreased to $(3) million, compared to $6 million in the fourth quarter of 2020, primarily driven by higher product and transportation costs related to the increased net revenue, higher SG&A expenses to support the growth of the business, higher commissions in our Showrooms related to strong demand, an increase in equity-based compensation expense, and one-time initial public offering ("IPO") expenses, partially offset by the increase in net revenue.

Net and comprehensive income was $7 million, compared to $3 million in the fourth quarter of 2020. This includes an income tax benefit of $12 million primarily related to the recognition of a deferred tax asset that arose from the November 2021 reorganization of the Company’s ownership structure for the purpose of issuing stock on a publicly traded exchange (the “Reorganization”), partially offset by the above factors. Adjusted Net Income was $17 million in the fourth quarter of 2021.

Adjusted EBITDA increased 14.0% to $33 million, compared to $29 million in the fourth quarter of 2020. Adjusted EBITDA as a percent of net revenue decreased 390 basis points to 13.8% in the fourth quarter of 2021, compared to 17.7% in the fourth quarter of 2020.

In the fourth quarter of 2021, we opened one new traditional Showroom in Short Hills, New Jersey and three new Design Studios in Miramar Beach, Florida, Aspen, Colorado and Princeton, New Jersey.

Full Year 2021 Results

Net revenue in 2021 increased 57.1% to $797 million, compared to $507 million in 2020. The increase was driven primarily by increased demand in both Showroom and eCommerce channels as well as the delivery of orders in the backlog as our supply chain began to catch up with client demand. Net revenue from eCommerce increased 60.1% to $144 million.

Full year comparable growth(1) was 51.0%, compared to 0.9% in 2020.

Income from operations increased 8.0% to $33 million, compared to $31 million in 2020, primarily driven by the increase in net revenue, partially offset by higher product and transportation costs related to the increased net revenue, higher commissions in our Showrooms related to strong demand, higher derivative expense related to the termination of our former credit facility, higher SG&A expenses to support the growth of the business including increased marketing investment, one-time IPO expenses and an increase in equity-based compensation expense.

Net and comprehensive income of $37 million was a 116.7% increase compared to $17 million in 2020. The increase was driven by an income tax benefit of $10 million primarily related to the deferred tax asset that arose from the Reorganization, along with the above factors and decreased interest expense. Adjusted net income of $83 million was a 117.9% increase compared to $38 million in 2020.

Adjusted EBITDA increased 77.0%, to $123 million, compared to $69 million in 2020. Adjusted EBITDA as a percent of net revenue increased 170 basis points to 15.4% in 2021, compared to 13.7% in 2020.

The Company continued to invest in growth during 2021, opening and relocating ten new showrooms (adding five net new showrooms), opening a nearly 500,000 square foot distribution center and upholstery production facility in North Carolina, beginning a 230,000 square foot expansion of the distribution and corporate office facility in Ohio, and launching a new website.

The Company ended the year with 79 total showrooms across 28 states.

Balance Sheet and Cash Flow Highlights, as of December 31, 2021

Cash and cash equivalents totaled $124 million, and the Company had no long-term debt at December 31, 2021. Net merchandise inventory increased 92.9% to $208 million, compared to $108 million as of December 31, 2020.

For the year ended December 31, 2021, net cash provided by operating activities was $146 million, compared to $148 million for the full year ended December 31, 2020. The decrease was primarily driven by higher working capital from increased inventory to satisfy strong demand, partially offset by increased client deposits resulting from the higher demand, an increase in accrued expenses and the non-cash impact of the derivative expense related to our former credit facility and of equity-based compensation, which reduced our net income without a corresponding impact to cash.

For the full year ended December 31, 2021, net cash used in investing activities was approximately $48 million, which includes landlord contributions of approximately $18 million and company-funded capital expenditures(2) of approximately $30 million. For the full year ended December 31, 2020, net cash used in investing activities was approximately $13 million, which included landlord contributions of approximately $10 million and company-funded capital expenditures of approximately $3 million. The full year 2021 increase in company-funded capital expenditures was primarily driven by our new distribution and upholstery production facility in North Carolina, opening more new Showrooms, and information technology investments.

Outlook

The table below presents our expectation for selected fiscal full year 2022 financial operating results.

Full Year 2022
Net revenue	$1,130 million to $1,170 million
Comparable growth(1)	35% to 45%
Net income(4)	$70 million to $80 million
Adjusted EBITDA(3)	$145 million to $155 million
Other estimates:
Company-funded capital expenditures(2)	$60 million to $70 million
Fully diluted shares	~140 million
Effective tax rate	~25%

Given the timing of our fourth quarter and full year release, we are also providing first quarter 2022 expected ranges for select metrics: net revenue in the range of $232 million to $236 million, net income(4) in the range of $12 million to $14 million, with an adjusted EBITDA(3) range of $24 million to $26 million. In future quarterly reports we will only be providing updates to our annual guidance.

In 2022, the Company plans to open 5 to 7 new showrooms. The Company also expects to open a third approximately 800,000 square foot distribution center in Texas in the second half of 2022.

(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(3) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest expense, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
(4) U.S. GAAP net income

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the fourth quarter and full year 2021 financial results scheduled for today, March 30, 2022, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID is: 13725880.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.arhaus.com/ for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 75 showroom and design center locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700 x3409
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue and adjusted net income (loss), which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures are useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding GAAP measures. Please refer to the reconciliations of adjusted EBITDA and adjusted net income (loss) to the most directly comparable financial measured prepared in accordance with GAAP below.

Forward-Looking Statements

Certain statements contained herein, including statements under the headings “Full Year 2022 Outlook Highlights” and “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on third-party transportation carriers and risks associated with increased freight and transportation costs; disruption in our receiving and distribution system, including delays in the anticipated opening of our new distribution center and the possibility that we may not realize the anticipated benefits of multiple distribution centers; our ability to obtain quality merchandise in sufficient quantities; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; the COVID-19 pandemic and its effect on our business; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to manage and maintain the growth rate of our business; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Furthermore, the potential impact of the COVID-19 pandemic on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except unit, share and per share data)
December 31, 2021 and 2020

	2021	2020
Assets
Current assets
Cash and cash equivalents	$123,777	$57,093
Restricted cash equivalents	7,131	6,909
Accounts receivable, net	228	600
Merchandise inventory, net	208,343	108,022
Prepaid and other current assets	28,517	19,988
Total current assets	367,996	192,612
Property, furniture and equipment, net	179,631	117,696
Deferred tax asset	27,684	—
Goodwill	10,961	10,961
Other noncurrent assets	278	1,284
Total assets	$586,550	$322,553

Liabilities and stockholders' / members' equity (deficit)
Current liabilities
Accounts payable	$51,429	$29,113
Accrued taxes	7,302	7,910
Accrued wages	16,524	9,660
Accrued other expenses	61,047	12,405
Client deposits	264,929	154,127
Total current liabilities	401,231	213,215
Capital lease obligation	50,525	47,600
Deferred rent and lease incentives	63,037	71,213
Other long-term liabilities	1,992	24,966
Total liabilities	$516,785	$356,994

Commitments and contingencies

Stockholders' / members' equity (deficit)
Common shares of Homeworks Holdings, Inc., no par value (0 and 4,803 shares issued and outstanding as of December 31, 2021 and December 31, 2020)	—	—
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 50,427,390 shares issued and outstanding as of December 31, 2021)	50	—
Class B shares, par value $0.001 par value per share (100,000,000 shares authorized, 86,519,002 shares issued and outstanding as of December 31, 2021)	87	—
Accumulated Deficit	(116,581)	(28,422)
Additional Paid-in Capital	186,209	1,670
Total Arhaus, Inc. stockholders' / members' equity (deficit)	69,765	(26,752)
Noncontrolling interest	—	(7,689)
Total equity	69,765	(34,441)
Total liabilities and stockholders' / members' equity (deficit)	$586,550	$322,553

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
Years ended December 31, 2021 and 2020

	2021	2020
Net revenue	$796,922	$507,429
Cost of goods sold	466,989	307,925
Gross margin	329,933	199,504
Selling, general and administrative expenses	296,117	168,616
Loss on disposal of assets	466	8
Income from operations	33,350	30,880
Interest expense	5,432	13,057
Loss on extinguishment of debt	1,450	—
Other income	(320)	—
Income before taxes	26,788	17,823
Income tax expense (benefit)	(10,144)	783
Net and comprehensive income	$36,932	$17,040
Less: Net income attributable to noncontrolling interest	15,815	10,958
Net and comprehensive income attributable to Company	$21,117	$6,082
Net and comprehensive income attributable to Arhaus, Inc.	$21,117	$3,235
Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	116,013,492	112,058,742
Net and comprehensive income per share, basic	$0.18	$0.03
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	119,521,442	112,058,742
Net and comprehensive income per share, diluted	$0.18	$0.03

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities
Net income	$36,932	$17,040
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	23,922	16,957
Amortization of deferred financing costs, payment-in-kind interest and interest on capital lease in excess of principal paid	1,734	3,731
Loss on extinguishment of debt	1,450	—
Equity based compensation	6,383	403
Derivative expense associated with Term Loan exit fee	44,544	17,928
Loss on disposal of assets	466	8
Deferred tax assets	(10,216)	—
Amortization and write-off of lease incentives	(6,112)	(8,034)
Changes in operating assets and liabilities
Accounts receivable	372	(160)
Merchandise inventory	(100,321)	2,049
Prepaid and other current assets	(3,333)	(8,356)
Other noncurrent assets	(288)	(1,522)
Other noncurrent liabilities	493	(1,191)
Accounts payable	17,595	1,611
Accrued expenses	17,302	8,305
Deferred rent and lease incentives	4,518	9,559
Client deposits	110,802	89,934
Net cash provided by operating activities	146,243	148,262
Cash flows from investing activities
Purchases of property, furniture and equipment	(47,870)	(13,011)
Proceeds from sale of property, furniture and equipment	—	—
Net cash used in investing activities	(47,870)	(13,011)
Cash flows from financing activities
Proceeds from revolving debt	—	30,600
Payments on revolving debt	—	(34,600)
Payments on long-term debt	—	(36,972)
Payments on fees associated with early extinguishment of debt	(609)	—
Repayments of related-party notes	(1,000)	(19,405)
Proceeds from related-party notes	1,000	1,155
Payments of debt issuance costs	(288)	—
Payments of preferred units dividends	—	(8,553)
Preferred units repayments	—	(12,500)
Repurchase of incentive units	—	(100)
Principal payments under capital leases	(107)	—
Payment of Term Loan exit fee derivative	(64,139)	—
Payments of pre-IPO dividend to noncontrolling interests of Arhaus, LLC	(50,659)	—
Shareholder distributions	(61,915)	—
Proceeds from capital contribution	2,764	—

	2021	2020
Proceeds from issuance of Class A common stock sold in IPO, net of underwriting costs	157,258	—
Payments of offering costs	(5,907)	—
Distributions to noncontrolling interest holders	(7,865)	(10,937)
Net cash used in financing activities	(31,467)	(91,312)
Net increase (decrease) in cash, cash equivalents and restricted cash equivalents	66,906	43,939
Cash, cash equivalents and restricted cash equivalents
Beginning of year	64,002	20,063
End of year	$130,908	$64,002

Supplemental disclosure of cash flow information
Interest paid in cash	$5,121	$9,295
Income taxes paid in cash	1,403	1,304
Noncash operating activities:
Lease incentives	5,352	5,196
Noncash investing activities:
Purchase of property, furniture and equipment in accounts payable	5,968	1,249
Noncash financing activities:
Conversion of units of Arhaus, LLC to shares of Arhaus, Inc.	124	—
Contribution of deferred tax asset from wholly owned subsidiary	17,436	—
Capital contribution from CEO related to long-tenured employee award	4,551	—
Capital contribution from CEO for deferred compensation plan	3,872	—
Property, furniture and equipment additions due to build-to-suit lease transactions	31,017	—
Capital lease obligations	2,591	—

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
(In thousands, except share and per share data)
Years ended December 31, 2021 and 2020

	2021	2020
Net income	$36,932	$17,040
Adjustments (pre-tax):
Loss on extinguishment of debt	1,450	—
Derivative expense (1)	44,544	17,928
Other expenses (2)	11,609	3,252
Total non-GAAP adjustments pre-tax	57,603	21,180
Less: Change in tax status (3)	9,137	—
Less: Tax effect of adjustments (4)	2,118	—
Adjusted net income	$83,280	$38,220

(1) We repaid a term loan from a prior credit facility (“Term Loan”) in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period.
(2) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, one-time costs related to the Reorganization and IPO, severance, signing bonuses, recruiting and project-based strategic initiatives. For the year ended December 31, 2021, these other expenses consisted primarily of $9.7 million of costs related to the Reorganization and IPO and $2.1 million of severance, signing bonuses and recruiting costs.
(3) Reflects income tax benefit related to the change in tax status of a subsidiary as a result of the Reorganization.
(4) Tax effect of 14.47% adjustments recognized after the Company’s change in tax status.

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
Years Ended December 31, 2021 and 2020

	Year Ended
(In thousands)	2021	2020
Net income	$36,932	$17,040
Interest expense	5,432	13,057
Income tax expense (benefit)	(10,144)	783
Depreciation and amortization	23,922	16,957
EBITDA	56,142	47,837
Share based compensation(1)	9,147	403
Loss on extinguishment of debt	1,450	—
Derivative expense(2)	44,544	17,928
Other expenses(3)	11,609	3,252
Adjusted EBITDA	$122,892	$69,420

(1)Share based compensation represents compensation expense for equity awards provided to employees and compensation expense related to John Reed’s one-time transfer of Class A Common stock to certain long-tenured employees.
(2)We repaid a term loan from a prior credit facility (“Term Loan”) in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period.
(3)Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, one-time costs related to the Reorganization and IPO, severance, signing bonuses, recruiting and project-based strategic initiatives. For the year ended December 31, 2021, these other expenses consisted primarily of $9.7 million of costs related to the Reorganization and IPO and $2.1 million of severance, signing bonuses and recruiting costs.

Arhaus, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
Three Months Ended December 31, 2021 and 2020

	2021	2020
Net revenue	$238,232	$162,823
Cost of goods sold	141,279	93,108
Gross margin	96,953	69,715
Selling, general and administrative expenses	99,674	63,273
Loss on disposal of assets	—	8
Income from operations	(2,721)	6,434
Interest expense	1,341	3,339
Loss on extinguishment of debt	1,450	—
Other income	(320)	—
Income before taxes	(5,192)	3,095
Income tax expense (benefit)	(11,848)	(131)
Net and comprehensive income	$6,656	$3,226
Less: Net income (loss) attributable to noncontrolling interest	(1,684)	2,081
Net and comprehensive income (loss) attributable to Company	8,340	1,145
Net and comprehensive income (loss) attributable to Arhaus, Inc.	$8,340	$442
Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	127,748,782	112,058,742
Net and comprehensive income per share, basic	$0.07	$—
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	127,748,782	112,058,742
Net and comprehensive income per share, diluted	$0.07	$—

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
(In thousands, except share and per share data)
Three Months Ended December 31, 2021 and 2020

	2021	2020
Net income	$6,656	$3,226
Adjustments (pre-tax):
Loss on extinguishment of debt	1,450	—
Derivative expense (1)	14,639	17,428
Other expenses (2)	5,803	525
Total non-GAAP adjustments pre-tax	21,892	17,953
Less: Change in tax status (3)	9,137	—
Less: Tax effect of adjustments (4)	2,118	—
Adjusted net income	$17,293	$21,179

(1) We repaid a term loan from a prior credit facility (“Term Loan”) in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period.
(2) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, one-time costs related to the Reorganization and IPO, severance, signing bonuses, recruiting and project-based strategic initiatives. For the three months ended December 31, 2021, these other expenses consisted primarily of $4.7 million of costs related to the Reorganization and IPO and $0.6 million of severance, signing bonuses and recruiting costs.
(3) Reflects income tax benefit related to the change in tax status of a subsidiary as a result of the Reorganization.
(4) Tax effect of 14.47% adjustments recognized after the Company’s change in tax status.

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
Three Months Ended December 31, 2021 and 2020

(In thousands)	2021	2020
Net income	$6,656	$3,226
Interest expense	1,341	3,339
Income tax expense (benefit)	(11,848)	(131)
Depreciation and amortization	6,716	4,275
EBITDA	2,865	10,709
Share based compensation(1)	8,012	77
Loss on extinguishment of debt	1,450	—
Derivative expense(2)	14,639	17,428
Other expenses(3)	5,803	525
Adjusted EBITDA	$32,769	$28,739

(1)Share based compensation represents compensation expense for equity awards provided to employees and compensation expense related to John Reed’s one-time transfer of Class A Common stock to certain long-tenured employees.
(2)We repaid a term loan from a prior credit facility (“Term Loan”) in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period.
(3)Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, one-time costs related to the Reorganization and IPO, severance, signing bonuses, recruiting and project-based strategic initiatives. For the three months ended December 31, 2021, these other expenses consisted primarily of $4.7 million of costs related to the Reorganization and IPO and $0.6 million of severance, signing bonuses and recruiting costs.